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                                                                    EXHIBIT 10-A


                 RETAIL MEMBER AGREEMENT WITH COTTER & COMPANY


THIS AGREEMENT between_________________________________________________________
d/b/a__________________________________________________________________________
of_____________________________________________________________________________
                                 (Full Address)
the retail member hereinafter referred to as the "Member," and COTTER & COMPANY a Delaware Corporation, hereinafter referred to as the "Company,"

WHEREBY it is agreed as follows:

THE COMPANY AGREES:

To sell merchandise of the type typically sold in retail hardware stores or home centers, to provide for shipment or delivery of such merchandise to the Member's address indicated on this Agreement, to permit use of the TRUE VALUE(R) Trademark and other Company owned trademarks under the conditions of this Agreement, and to offer services to the Member.

To invoice at the Company's current prices in respect of the category of merchandise and services involved, and to apply all preliminary payments by Member toward final settlement of the Member's financial obligations. The excess, if any, of the preliminary payments made, less any additional expenses due to repeated non-conformance with established payment policies or prescribed procedures, shall be paid or credited to the Member.

To pay annually to the Member a Patronage Dividend on the basis of the volume of and margins applicable to merchandise and services purchased by the Member from the Company during each such year. Patronage Dividends shall be determined as of the end of each fiscal year of the Company and shall be payable out of the excess, if any, of gross margins from business done with or for Members, after deducting therefrom the following:

     (a) Expenses directly or indirectly related to such business;

     (b) Such reasonable reserves for necessary corporate purposes as may from time to time be provided by the Board of Directors for depreciation and obsolescence, state and federal taxes, bad debts, casualty losses, insurance and other corporate and operating charges and expenses, all established and computed in accordance with generally accepted accounting principles;

     (c) Such reasonable reserves for working capital necessary for the operation of the Corporation and for deficits arising from such operation, including deficits from business other than business done with or for Members;

That within a reasonable time following but in no event later than the fifteenth day of the ninth month after the close of each fiscal year, the Patronage Dividends shall be computed in respect of such year and a proper allocation and payment thereof made to the Member based on the volume and applicable margins of merchandise and services purchased by the Member. Patronage Dividends are paid in accordance with the Company's By-Laws (principally Article VIII thereof) which provide, in substance, as follows:

Re: Form of Patronage Distribution Generally
"The Board of Directors may, in its discretion, determine to pay Patronage Dividends either all in a form that will be treated as a deductible qualified written notice of allocation within the meaning of section 1388(c) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "IRC"), all in a form that will be treated as a nonqualified written notice of allocation within the meaning of section 1388(d) of the IRC, or part in qualified form and part in nonqualified form. At least twenty percent (20%) of any qualified payment of Patronage Dividends shall be paid in cash. Subject to this limitation with respect to qualified distributions, the Board of Directors may decide that the balance of any Patronage Dividend be paid, in whole or in part, in cash, property, Class B Common Stock, promissory notes or other evidences of indebtedness, or in any other form of written notice of allocation (within the meaning of section 1388(b) of the IRC)." [VIII Section 2(a), in part].

Re: Class B Common Stock
"With respect to the Patronage Dividend payable for each fiscal year, the Company may pay each Member a portion of such Patronage Dividend, not to exceed two percent (2%) of Member's net purchases (computed to the nearest multiple of $100) from the Company during such fiscal year, in shares of Class B Common Stock of the Company at


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the book value thereof; provided, however, that at least twenty percent (20%)
of such Member's Patronage Dividend shall be paid in money or by qualified check." [VIII Section 3(a)].

Re: Promissory (Subordinated) Notes
"Subject only to the payment of at least twenty percent (20%) of each Member's annual Patronage Dividend in cash and distribution of Class B Common Stock as provided in section 3 of this ARTICLE VIII, the Company may pay each Member all or any portion of the annual Patronage Dividend in Promissory (Subordinated) Notes which shall bear interest at the rate from time to time fixed by the Board of Directors and shall mature at the time fixed by the Board of Directors not later than seven (7) years from the date of issuance. The Promissory (Subordinated) Notes so issued may be subordinated to any liabilities or obligations of the Company, existing, contingent or created after date of issuance." [VIII Section 4, in part].

THE MEMBER AGREES:

Upon execution of this Agreement, to purchase qualifying shares of the Company's Class A Common Stock as defined in the Subscription to Shares agreement, attached hereto and made a part of this Agreement.

To establish, operate and maintain a retail hardware store or home center retailing merchandise and services to consumers, and to sell merchandise carrying the Company's exclusive brands only at the retail location indicated on this Agreement.

To buy in accordance with the Company procedures and practices which include entering warehouse orders using electronic order entry equipment functionally compatible with the Company's equipment, and entering all other orders using electronic equipment whenever possible.

To comply with the Company's By-Laws, Policies and Procedures Manual and other programs and requirements promulgated by the Company from time to time. To notify the Company, in writing, immediately upon any change in business name, form, ownership or control.

To pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company, and subsidiaries, and to pay a one and one-half percent (1-1/2%) per month service charge, but not to exceed the maximum amount permitted by law, on past due balance of accounts. Upon either termination of this Agreement or Member's failure to pay on the date due all invoices on accounts receivable statements and any other financial obligations to the Company, to pay immediately all amounts due, including future dated invoices, from the Member to the Company and its subsidiaries.

To attend Red Carpet Markets and other meetings which the Company may hold at intervals as determined by its President for the purpose of keeping Members better informed on trends in the industry, presenting merchandise or services and enabling Members to exchange ideas with fellow Members.

That all information and material furnished the Member, including without limitation, bulletins, price lists, brands, services, illustrated catalogs, merchandising and pricing strategies, computer hardware and software, and the Policies and Procedures Manual is confidential property of the Company, developed and promoted for the benefit of Members, and the Member agrees not to divulge or display any of the information contained in this material to anyone who is not a Member, or not affiliated with the Company, and not to use such information in a way which is detrimental to the Company or its Members. The Member agrees to use such information and material only in connection with the Member's purchases from the Company and for the purpose of promoting the Member's retail business with the Member's retail customers. The Member acknowledges and confirms that any dissemination or other disclosure of such information and material for any other purpose, or to anyone not affiliated with the Company, shall cause immediate and irreparable harm to fellow Members and the Company. All such information and material shall be immediately returned to the Company upon termination of this Agreement.

To review the By-Laws and prospectus of the Company, receipt of which is hereby acknowledged, and which provide, in Article VIII section 2(b) of the By-Laws, that Membership in the Company constitutes consent to take written notices of allocation into account at their stated dollar amount as provided in section 1385(a) of the IRC, unless such written notices clearly indicate on their face that they are nonqualified, in the taxable year in which received, and that Member consents to this taxation method. Such consent may be revoked upon 60 days written notice to the Company and such revocation shall act to terminate this Agreement.




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That the Board of Directors has the authority to set the composition of the
Patronage Dividend each year, provided that at least twenty percent (20%) of each Member's share is paid in money or by qualified check.

That the Member may receive different services or charges based on the amount of merchandise purchased by Member.

To the right and necessity of the Company to control the use of its trademarks, and to maintain the reputation for quality products, services and goodwill associated with such trademarks. That the display and use of the TRUE VALUE or any other Company owned trademarks are permitted only on the following conditions:

     (a) The TRUE VALUE or any other Company owned trademarks cannot be used with the trademark or service mark of any hardware store, home center building center, or merchandising organization other than the Company's, and may only be used at the retail location indicated on this Agreement;

     (b) The Member's store and premises will be maintained in a clean and orderly condition;

     (c) The Member will offer sufficient breadth and depth of merchandise in the core retail departments to serve the needs of retail consumers. These departments include: Builders Hardware and Supplies, Cleaning Supplies, Electrical Supplies, Lawn and Garden, Paint Sundries, Plumbing, Tools, Home Decor, and Consumer Lumber.

     (d) The Member will maintain a retail inventory of representative quantities of the Company's exclusive brand merchandise (including, for example, paint and outdoor power equipment for hardware stores), as offered, advertised and promoted by the Company.

     (e) The Member's business operations will be conducted in such a fashion as to enhance the reputation of fellow Members and the Company.

That during the term of the Agreement, Member shall not obtain any proprietary rights in Company trademarks, trade names or brand names, including, without limitations, "TRUE VALUE," or any other Company owned collective membership or other trademarks, by use thereof. Within thirty days of termination of this Agreement, Member shall cease the use of all Company owned trademarks, trade names and brand names and remove, at Member's expense, all store identification signs and decals which contain any trademarks owned by the Company, shall cease any display or advertising, directly or indirectly, as a TRUE VALUE Store, and shall delete TRUE VALUE, and any other Company owned trademarks from its business name including, if applicable, Member's corporate name. That if Member fails to comply with this paragraph within the time stated, Member authorizes and fully empowers the Company, or its agent, at Member's expense, to enter upon its store property and buildings, and remove all exterior and interior signs, decals and other identification items specified in this paragraph, and also to withhold any monies due Member until the terms of this paragraph are complied with.

That the Company has not made any representation as to the profitability of Member's store.

THE COMPANY AND MEMBER AGREE:

That the amount of any distributions with respect to Member's patronage made in written notices of allocation (as defined in section 1388 of the IRC) and which are received by Member from the Company, will be taken into account by Member at their stated dollar amounts in the manner provided in section 1385(a) of the IRC in the taxable year in which such written notices of allocation are received by Member; provided, however, that this Agreement shall not extend to written notices of allocation received by Member as part of a Patronage Dividend which clearly indicate on their face that they are nonqualified. The Member understands and agrees that the Promissory (Subordinated) Notes and the shares of Class B Common Stock distributed by the Company in payment, or part payment, of the Patronage Dividends are "written notices of allocation" within the meaning of the statute and must be taken into account by Member. The stated dollar amount of the Promissory (Subordinated) Notes is the principal amount thereof and the stated dollar amount of the shares of Class B Common Stock is the book value thereof.

That the Promissory (Subordinated) Notes and Class B Common Stock need not be physically distributed to the Member but may be held in safekeeping for the Member (either in separate securities or as part of a bulk security) and that notices of the Member's allocation of Promissory (Subordinated) Notes and Class B Common Stock to be deposited in safekeeping are "written notices of allocation" and shall be taken into account as provided for in this Agreement.




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That this Agreement is not assignable or transferable by the Member without the written consent of the Company. Change in control or management of a corporate or partnership Member must also be approved in writing by the Company.

That this Agreement shall continue in force from year to year unless it is terminated by either party giving sixty (60) or more days written notice at any time to the other party of its intention to terminate this Agreement. Termination by the Company upon sixty (60) days notice requires the approval of two-thirds vote of the Board of Directors then in office. This may occur when in the best interests of the Company and may, for example, be for such reasons as low or non-participation, death or incapacity of a Member, or change in the nature, management, or control of a Member's business organization. In some circumstances the Company shall have the right to terminate immediately this Agreement by written notice to the Member. These circumstances are: At any time after the Member becomes insolvent, commits any act of bankruptcy, files a voluntary petition in bankruptcy, is adjudicated a bankrupt, or breaches any term, condition or obligation agreed to in this Agreement which breach is not cured within ten (10) days after the Member's receipt of written notice of such breach from the Company.

That this Agreement shall be automatically modified upon notice from the Company to the Member of any relevant change in the Certificate of Incorporation and/or By-Laws of the Company, or by approval of the Board of Directors.

That this Agreement is the entire and complete Agreement between the Member and the Company and that there are no prior Agreements, representations, promises, or commitments, oral or written, which are not specifically contained in this Agreement. That the current form of the Company Member Agreement shall govern all past and present relations, actions or claims arising between the Company and the Member.

That should any provision of this Agreement be declared invalid under or in conflict with any existing or future law or regulation such provision shall be modified to conform with that law and such modification shall not affect any other provision of this Agreement which shall continue in full force and effect.

That the Company shall have a lien on and a right of setoff against any stock or notes, including those issued as Patronage Dividends, and against any cash portion of such Patronage Dividend which is in excess of twenty percent (20%) of the overall Patronage Dividend payable in any year for such indebtedness of the Member to the Company or its subsidiaries as may, for whatever cause, exist. In the event that the Company initiates proceedings to recover amounts due it by Member or for any breach of this Agreement or to seek equitable or injunctive relief against the Member, the Company shall be entitled to the recovery of all associated costs, interest and reasonable attorney's fees. This Agreement shall be enforced against either Member or Company, only in courts in Cook County or any Illinois county contiguous to Cook County, Illinois, and only be interpreted in accordance with the laws of Illinois.

Member's signature on this Agreement constitutes an offer only and this Agreement shall have no force or effect until duly accepted and signed by the Company at its principal office and National Headquarters which is located at 8600 West Bryn Mawr Avenue, Chicago, Illinois 60631-3505.

WITNESS the Member's hand and seal this ___ day of ________ , 19______.
                   __________________________________________________________
                     Member Entity
     d/b/a___________________________________________________________________
check:           / / proprietorship         / / partnership   / / corporation


     Retail Location Address_________________________________________________
               City ______________ State__________ Zip_________________

               By: ______________________________________________

               Title: ___________________________________________

        WITNESS_________________________________________________________

        Address_________________________________________________________
        City _______________ State ___________________ Zip _____________


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ACCEPTED this _________day of________________, 19_____, at Chicago, Illinois

By COTTER & COMPANY, by its duly authorized agent.


     ___________________________________________(SEAL)
              ________________President




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